News Release

Investor Contacts:

Andrew Gibson

Edison Group

taronis@edisongroup.com

Taronis Acquires East Texas Industrial Gas Services Business

Acquisition Adds Over $1 Million in Highly Profitable Service Revenues

TAMPA, FL – February 19, 2019 –Taronis Technologies, Inc. (“Taronis” or “the Company”) (NASDAQ: MNGA), a leading clean technology company in the renewable resources and environmental conservation industry, today announced that the Company has completed the acquisition of an industrial gas services business based in East Texas. The acquired company is one of the largest industrial gas infrastructure services businesses in the area, and the assets acquired through the purchase significantly increase the Company’s core asset base and infrastructure. The purchase price for the business was $1.5 million, paid in cash at closing.

“This acquisition represents continued forward progress in our growth plans,” commented Scott Mahoney, Chief Executive Officer of Taronis. “Over the past 14 months, we have made seven acquisitions that grew our revenues approximately six-fold and dramatically increased our asset profile. But we also understand that with growth comes added expenses. Consequently, the strategic acquisition of this industrial gas services business will not only ensure our growing asset base is in good repair and available to support our growing customer base, but also has potential to eliminate approximately $50,000 in recurring monthly operating expenses.”

Mr. Mahoney continued, “This latest acquisition has the potential to have a significant impact on our profitability going forward for several reasons. Firstly, this business provides a very high-margin service to a wide range of industrial gas distributors in East Texas and Louisiana that we will now benefit from. Secondly, we can immediately begin eliminating recurring and redundant expenses within our existing East Texas and Louisiana operations. Lastly, we intend to leverage the acquired employee’s skills and expertise to replicate this service model within our Florida and California operations in the coming quarters, which will enhance our business operations.”

About Taronis Technologies, Inc.

Taronis Technologies, Inc. (MNGA) owns a patented plasma arc technology that enables two primary end use applications for fuel generation and water decontamination.

The Company’s fuel technology enables a wide use of hydrocarbon feedstocks to be readily converted to fossil fuel substitutes. The Company is developing a wide range of end market uses for these fuels, including replacement products for propane, compressed natural gas and liquid natural gas. The Company currently markets a proprietary metal cutting fuel that is highly competitive with acetylene. The Company distributes its proprietary metal cutting fuel through Independent Distributors in the U.S and through its wholly owned distributors: ESSI, Green Arc Supply, Paris Oxygen, Latex Welding Supplies, Tyler Welders Supply, United Welding Supplies, Trico Welding Supply and Complete Welding of San Diego. The Company operates 17 locations across California, Texas, Louisiana, and Florida.

The Company’s technology can also be implemented for the decontamination of waste water, including sterilizing water, eradicating all pathogens. The technology is being tested to determine if it can completely eliminate pharmaceutical contaminants such as antibiotics, hormones and other soluble drugs suspended in contaminated water. Lastly, the technology process is capable of reducing or eliminating other contaminants, such as harmful metals, as well as nitrogen, phosphorus, and potassium levels that trigger toxic algae blooms. The technology has prospective commercial applications in the agricultural, pharmaceutical, and municipal waste markets. For more information on Taronis, please visit the Company’s website at http://www.TaronisTech.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.